UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2011

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On October 27, 2011, the Federal Home Loan Bank of Des Moines (the "Bank") issued a news release to report its financial results for the third quarter ended September 30, 2011. The Bank also distributed a letter to its members regarding its third quarter results and providing management's evaluation of the Bank's performance for the three-month period. Copies of the news release and member letter are attached as Exhibits 99.1 and 99.2 to this report.
The Bank will host a member conference call on Wednesday, November 16, 2011 to discuss its third quarter 2011 financial results. An audio webcast of the conference call will be made available on the Bank's website at www.fhlbdm.com. The webcast will be archived on the Bank's website for 30 days.

Item 7.01 Regulation FD Disclosure.
The information set forth under Item 2.02 is also furnished pursuant to this Item 7.01. The information contained in the attachment is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
Exhibit Number 99.1         News Release, dated October 27, 2011, issued by the Bank.
Exhibit Number 99.2        Member Letter, dated October 27, 2011, issued by the Bank

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

October 27, 2011	By:	/s/ Steven T. Schuler

Name: Steven T. Schuler
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	News Release
99.2	Member Letter